UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2015

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         On May 4, 2015, Mattel, Inc. (“Mattel”) announced the appointment of Joseph B. Johnson, age 52, as Senior Vice President and Corporate Controller, effective immediately. Mattel’s Corporate Controller is Mattel’s principal accounting officer.

Prior to joining Mattel, Mr. Johnson served as Vice President, Chief Accounting Officer & Treasurer at Chiquita Brands International, Inc., a leading global marketer and distributor of food products, from May 2012 to April 2015. Previously at Resolute Forest Products, an international wood and paper products company, he served as Senior Vice President, Finance and Chief Accounting Officer from August 2009 to December 2011, Vice President and Corporate Controller from January 2006 to August 2009 and Director of Financial Reporting from July 2001 to January 2006. Mr. Johnson also spent nearly 14 years at Ernst & Young LLP. He is a certified public accountant and holds a bachelor’s degree in business administration with an emphasis in accounting from the University of North Florida.

Pursuant to a letter agreement with Mattel, dated March 11, 2015, upon the commencement of his employment, Mr. Johnson will receive an annual base salary of $340,000. His annual target bonus under the Mattel Incentive Plan will be 50% of his base salary, prorated for 2015. He will receive equity grants on May 4, 2015 of (i) restricted stock units (“RSUs”) valued at $25,000, which will be converted into a number of shares by dividing the value by the fair market value of Mattel’s common stock on the grant date and will vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to his continued service with Mattel through the applicable vesting dates; and (ii) stock options valued at $25,000, which will be converted into a number of option shares using a Black-Scholes valuation model and will vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to his continued service with Mattel through the applicable vesting dates. In addition, Mr. Johnson will be eligible to receive an award under Mattel’s 2014-2016 Long-Term Incentive Program with a target prorated value of $170,000.

To assist with his relocation to Mattel’s headquarters in California, Mr. Johnson will receive a special mobility bonus of $50,000, which he is required to repay if within one year he voluntarily terminates his employment or is discharged for cause. Mr. Johnson is also eligible to receive benefits under Mattel’s standard relocation package for executives, which includes, but is not limited to, travel, temporary accommodations, shipment of household goods and expense reimbursement. Mr. Johnson is required to reimburse Mattel for the cost of these relocation services if within one year he voluntarily terminates his employment or is discharged for cause. Mr. Johnson will also receive a monthly car allowance in the amount of $1,400 for his automobile expenses.

On May 4, 2015, Mattel issued a press release announcing the appointment of Mr. Johnson as Senior Vice President and Corporate Controller, a copy of which is included as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel and Joseph Johnson, dated March 11, 2015, regarding an offer of employment for the position of Senior Vice President and Corporate Controller

99.1*	Press Release dated May 4, 2015.

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Name:	Robert Normile
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: May 4, 2015

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel and Joseph Johnson, dated March 11, 2015, regarding an offer of employment for the position of Senior Vice President and Corporate Controller

99.1	Press Release dated May 4, 2015